EXHIBIT 99.1

For Immediate Release

Contact: Anne-Marie Hess

Date: July 30, 2008

Phone: (609) 951-6842

E-mail: ahess@pharmanet.com

PHARMANET DEVELOPMENT GROUP REPORTS SECOND QUARTER 2008

FINANCIAL RESULTS

Reports record backlog and book-to-bill ratio of 2.0x

Princeton, NJ – July 30, 2008 – PharmaNet Development Group, Inc. (the “Company”) (NASDAQ: PDGI), a leading provider of clinical development services, today reported net income for the second quarter ended June 30, 2008, of $2.2 million, or $0.11 per diluted share, compared to a net loss from continuing operations of $4.6 million, or $0.25 per diluted share, in the second quarter 2007.

Direct revenue in the second quarter 2008, increased 13.0 percent to $96.8 million compared to $85.6 million in the second quarter 2007, due primarily to higher direct revenues in the early stage segment partially offset by lower direct revenues in the late stage segment. Foreign currency exchange translation favorably impacted direct revenue by approximately $8.4 million driven primarily by a weakening of the U.S. dollar against the Canadian dollar, Swiss franc, and Euro. The early stage segment comprised approximately 44 percent of total direct revenue and the late stage segment comprised 56 percent.

Operating margin increased to 5.7 percent in the second quarter 2008, compared to negative 4.4 percent in the second quarter 2007, primarily due to the previously disclosed $8.9 million charge related to the securities class action and other related litigation recorded in the second quarter 2007 and higher early stage segment operating margin in this period. Foreign currency exchange translation favorably impacted operating profit by approximately $2.5 million.

The Company’s backlog increased 20.0 percent to a record $579.2 million at June 30, 2008, compared to $482.9 million at March 31, 2008. The Company’s quarter-to-date book-to-bill ratio was 2.0x at June 30, 2008, compared to a book-to-bill ratio of 1.3x at March 31, 2008. Year-to-date book-to-bill ratio at June 30, 2008 was 1.7x.

Early stage segment

For the early stage segment, direct revenue increased 40.0 percent to $43.0 million in the second quarter 2008, compared to $30.7 million in the second quarter 2007, primarily due to higher revenues in both the clinics and laboratories. Foreign currency exchange translation favorably impacted early stage direct revenue by approximately $4.8 million.

Early stage segment operating margins increased to 18.6 percent in the second quarter 2008, compared to 14.4 percent in the second quarter 2007, primarily due to the mix of generic and innovator business in the clinics, higher sample volume, higher staff utilization and cost containment efforts. Foreign currency exchange translation favorably impacted early stage operating profit by approximately $0.8 million.

Backlog for the early stage segment was $77.6 million at June 30, 2008, compared to $82.0 million at March 31, 2008, due to $46.7 million of new business authorizations and a cancellation rate of 11.8 percent. Early stage book-to-bill ratio was 0.9x at June 30, 2008. Early stage year-to-date book-to-bill ratio was 1.1x at June 30, 2008.

Late stage segment

For the late stage segment, direct revenue decreased 2.1 percent to $53.8 million in the second quarter 2008, compared to $54.9 million in the second quarter 2007, primarily due to previously disclosed cancellations. Foreign currency exchange translation favorably impacted late stage direct revenue by approximately $3.6 million.

Late stage segment operating margins were 3.9 percent in the second quarter 2008, compared to 11.0 percent in the second quarter 2007, primarily due to lower staff utilization and a $1.1 million charge related to office closures. Foreign currency exchange translation favorably impacted late stage operating profit by $1.7 million.

Backlog for the late stage segment increased to $501.6 million at June 30, 2008, compared to $400.9 million at March 31, 2008, due to $168.7 million of new business authorizations and a cancellation rate of 8.4 percent. Late stage quarter-to-date book-to-bill ratio is 2.9x at June 30, 2008. Late stage year-to-date book-to-bill ratio was 2.1x at June 30, 2008.

Corporate financial summary

Corporate selling, general and administrative (“SG&A”) expenses decreased to $4.6 million in the second quarter 2008, compared to $5.3 million in the second quarter 2007, primarily due to lower professional fees. Second quarter 2008 Corporate SG&A expense includes a reversal of the accrual for legal expenses related to the derivative litigation of $0.5 million.

Second quarter 2008 non-cash share-based compensation expense was $0.1 million and other non-cash compensation was $1.6 million, compared to $0.2 million and $1.0 million, respectively, in the second quarter 2007.

Cash and cash equivalents were $51.5 million at June 30, 2008, compared to $63.9 million at March 31, 2008. Net cash used in operations was $8.6 million in the second quarter 2008, compared to cash generated by operations of $15.4 million for continuing operations in the second quarter 2007.

Capital expenditures decreased to $2.3 million in the second quarter 2008 compared to $6.6 million in the second quarter 2007 primarily due to the investments in clinic expansions during the prior year. Depreciation expense was $3.9 million and amortization of intangibles was $0.7 million in the second quarter 2008, compared to depreciation expense of $3.0 million and amortization expense of $0.7 million in the second quarter 2007.

Net days sales outstanding (DSO) was 48 days at June 30, 2008, compared to 41 days at March 31, 2008.

Tax expense for the second quarter 2008, was 27.6 percent compared to a tax benefit of 22.0 percent in the second quarter 2007.

Guidance

For the full year 2008, the Company is reiterating its guidance with the exception of Capital Expenditures, where the Company has adjusted the low-end of the range.

Guidance
Direct revenue	$390 million to $399 million
Operating margin (percent)	5.8 percent to 6.2 percent
Corporate expenses	$23.9 million to $24.4 million
Diluted earnings per share	$0.53 to $0.63
Capital expenditures	$10 million to $16 million
Depreciation	$13.5 million to $15 million
Amortization	$2.8 million
Tax expense	25 percent to 28 percent

Conference Call and Webcast

The Company will host a conference call to discuss its second quarter 2008 financial results on Thursday, July 31, 2008, at 8:00 am Eastern Time

When:

Thursday, July 31, 2008, at 8:00 am Eastern Time

Dial-in:

(866) 393-6524 for U.S./Canada

(706) 902-3789 for international
Conference ID:  53995149

Please dial in approximately ten minutes before the call and provide the operator with the conference ID number.

Dial-in Replay:  (800) 642-1687 for U.S./Canada
(706) 645-9291 for international
Conference ID:  53995149
The replay will be available approximately two hours after completion of the call through Thursday, August 7, 2008.

Webcast:

Please visit www.pharmanet.com and select the investor tab to access the webcast. The archived webcast will be available for approximately thirty (30) days following the conference call.

About PharmaNet Development Group, Inc.

PharmaNet Development Group, Inc., a global drug development services company, provides a comprehensive range of services to the pharmaceutical, biotechnology, generic drug, and medical device industries. The Company offers clinical-development solutions including early and late stage consulting services, Phase I clinical studies and bioanalytical analyses, and Phase II, III and IV clinical development programs.  With approximately 2,500 employees and 41 facilities throughout the world, PharmaNet is a recognized leader in outsourced clinical development. For more information, please visit our website at www.pharmanet.com.

Forward-Looking Statements

Certain statements made in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Additionally, words such as "seek," "intend," "believe," "plan," "estimate," "expect," "anticipate" and other similar expressions are forward-looking statements within the meaning of the Act. Some or all of the results anticipated by these forward-looking statements may not occur. Factors that could cause or contribute to such differences include, but are not limited to, industry trends and information; whether the Company will achieve its estimated value relating to discontinued operations; developments with respect to the SEC's inquiry, the class action litigation and derivative lawsuit; the Company’s ability to successfully achieve and manage the technical requirements of specialized clinical trial services, while complying with applicable rules and regulations; regulatory changes; changes affecting the clinical research industry; a reduction of outsourcing by pharmaceutical and biotechnology companies; the Company’s ability to compete internationally in attracting clients in order to develop additional business; the Company’s evaluation of its backlog and the potential cancellation of contracts; its ability to retain and recruit new employees; its clients' ability to provide the drugs and medical devices used in its clinical trials; the Company’s future stock price; the Company’s assessment of its current or future effective tax rate; the Company’s assessment of the value of its deferred tax assets; the Company’s financial guidance; the Company’s anticipated capital expenditures; the Company’s ability to remediate its material weaknesses; the Company’s costs associated with compliance of Section 404 of the Sarbanes-Oxley Act; the impact on the Company of foreign currency transaction costs and the effectiveness of any hedging strategies it implements; the potential liability associated with the Company’s registration of its employees’ stock purchase plan; and the national and international economic climate as it affects drug development operations.

Further information can be found in the Company’s risk factors contained in its Annual Report on Form 10-K for the year ended December 31, 2007, and most recent filings. The Company does not undertake to update the disclosures made herein, and you are urged to read our filings with the Securities and Exchange Commission.

PharmaNet Development Group, Inc. and Subsidiaries

Statements of Operations - Unaudited

For the Three Months Ended June 30, 2008 and 2007

In thousands, except per share data

	2008	% of Direct Revenues	2007	% of Direct Revenues

NET REVENUE:
Direct revenue	$96,764	100.0%	$85,595	100.0%
Reimbursed out-of-pocket expenses	23,007	23.8%	23,409	27.3%
TOTAL NET REVENUE	119,771	123.8%	109,004	127.3%
COSTS AND EXPENSES:
Direct costs	61,499	63.6%	52,701	61.6%
Reimbursable out-of-pocket expenses	23,007	23.8%	23,409	27.3%
Selling, general and administrative expenses	29,770	30.8%	27,743	32.4%
Provision for settlement of litigation	—	—	8,900	10.4%
TOTAL COSTS AND EXPENSES	114,276	118.1%	112,753	131.7%
EARNINGS (LOSS) FROM CONTINUING OPERATIONS	5,495	5.7%	(3,749)	(4.4%)
OTHER INCOME (EXPENSE):
Interest income	337	0.3%	476	0.6%
Interest expense	(1,604)	(1.7%)	(1,889)	(2.2%)
Foreign currency exchange transaction (loss) gain, net	(408)	(0.4%)	(1,125)	(1.3%)
Other income	125	0.1%	478	0.6%
TOTAL OTHER INCOME (EXPENSE), NET	(1,550)	(1.6%)	(2,060)	(2.4%)
EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	3,945	4.1%	(5,809)	(6.8%)
Income tax expense (benefit)	1,089	1.1%	(1,279)	(1.5%)
EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE MINORITY INTEREST IN JOINT VENTURE	2,856	3.0%	(4,530)	(5.3%)
Minority interest in joint venture	673	0.7%	72	0.1%
NET EARNINGS (LOSS) FROM CONTINUING OPERATIONS	2,183	2.3%	(4,602)	(5.4%)
Earnings from discontinued operations, net of tax	—	—	82	0.1%
NET EARNINGS (LOSS)	$2,183	2.3%	$(4,520)	(5.3%)

BASIC EARNINGS (LOSS) PER SHARE:
Continuing operations	$0.11		$(0.25)
Discontinued operations	$—		$0.01
Net earnings (loss)	$0.11		$(0.24)
DILUTED EARNINGS (LOSS) PER SHARE:
Continuing operations	$0.11		$(0.25)
Discontinued operations	$—		$0.01
Net earnings (loss)	$0.11		$(0.24)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	19,331		18,705
Diluted	19,386		18,705

PharmaNet Development Group, Inc. and Subsidiaries

Statements of Operations - Unaudited

For the Six Months Ended June 30, 2008 and 2007

In thousands, except per share data

	2008	% of Direct Revenues	2007	% of Direct Revenues

NET REVENUE:
Direct revenue	$183,564	100.0%	$170,376	100.0%
Reimbursed out-of-pocket expenses	43,651	23.8%	46,370	27.2%
TOTAL NET REVENUE	227,215	123.8%	216,746	127.2%
COSTS AND EXPENSES:		-
Direct costs	122,392	66.7%	103,179	60.6%
Reimbursable out-of-pocket expenses	43,651	23.8%	46,370	27.2%
Selling, general and administrative expenses	63,161	34.4%	53,433	31.4%
Provision for settlement of litigation	—	—	8,900	5.2%
TOTAL COSTS AND EXPENSES	229,204	124.9%	211,882	124.4%
(LOSS) EARNINGS FROM CONTINUING OPERATIONS	(1,989)	(1.1%)	4,864	2.9%
OTHER INCOME (EXPENSE):
Interest income	885	0.5%	1,018	0.6%
Interest expense	(3,000)	(1.6%)	(3,533)	(2.1%)
Foreign currency exchange transaction (loss) gain, net	(795)	(0.4%)	(732)	(0.4%)
Other income	163	0.1%	478	0.3%
TOTAL OTHER INCOME (EXPENSE), NET	(2,747)	(1.5%)	(2,769)	(1.6%)
(LOSS) EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(4,736)	(2.6%)	2,095	1.2%
Income tax expense	2,084	1.1%	504	0.3%
(LOSS) EARNINGS FROM CONTINUING OPERATIONS BEFORE MINORITY INTEREST IN JOINT VENTURE	(6,820)	(3.7%)	1,591	0.9%
Minority interest in joint venture	1,096	0.6%	201	0.1%
NET (LOSS) EARNINGS FROM CONTINUING OPERATIONS	(7,916)	(4.3%)	1,390	0.8%
Earnings from discontinued operations, net of tax	—	—	722	0.4%
NET (LOSS) EARNINGS	$(7,916)	(4.3%)	$2,112	1.2%

BASIC (LOSS) EARNINGS PER SHARE:
Continuing operations	$(0.41)		$0.07
Discontinued operations	$—		$0.04
Net (loss) earnings	$(0.41)		$0.11
DILUTED (LOSS) EARNINGS PER SHARE:
Continuing operations	$(0.41)		$0.07
Discontinued operations	$—		$0.04
Net (loss) earnings	$(0.41)		$0.11
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	19,257		18,668
Diluted	19,257		18,917

PHARMANET DEVELOPMENT GROUP, INC. AND SUBSIDIARIES

Summary of Operations of Early and Late Stage Clinical Development Segments - Unaudited

For the Three and Six Months Ended June 30, 2008 and 2007

In thousands

	Three Months Ended			Six Months Ended
EARLY STAGE DEVELOPMENT	2008	2007	% variation	2008		2009	% variation

Direct revenue	$43,007	$30,710	40.0%	$80,639		$60,415	33.5%

GAAP operating earnings (loss)	8,020	4,410	81.9%	10,631		9,451	12.5%

GAAP operating Margin	18.6%	14.4%		13.2%		15.6%

LATE STAGE DEVELOPMENT	2008	2007	% variation	2008		2007	% variation

Direct revenue	$53,757	$54,885	(2.1%)	$102,925		$109,961	(6.4%)

GAAP operating earnings (loss)	2,110	6,050	(65.1%)	(1,375)		14,840	(109.3%)

GAAP operating Margin	3.9%	11.0%		(1.3%	)	13.5%

PHARMANET DEVELOPMENT GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

June 30, 2008 and December 31, 2007

In thousands, except per share data

	June 30, 2008	December 31, 2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$51,531	$77,548
Investment in marketable securities	—	2,650
Accounts receivable, net	138,549	132,550
Income taxes receivable	2,670	1,855
Deferred income taxes	324	298
Prepaid expenses	9,874	6,589
Other current assets	7,053	5,274
Assets from discontinued operations	—	5,199
Total current assets	210,001	231,963
Property and equipment, net	68,369	67,506
Goodwill, net	266,973	266,973
Other intangible assets, net	25,157	26,442
Deferred income taxes	13,091	14,111
Other assets, net	7,277	7,840
Total assets	$590,868	$614,835

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$8,369	$13,843
Accrued liabilities	31,782	47,978
Client advances, current portion	72,278	79,312
Income taxes payable	227	—
Capital lease obligations and notes payable, current portion	3,076	3,562
Deferred income taxes	33	31
Other current liabilities	18	154
Liabilities from discontinued operations	—	1,770
Total current liabilities	115,783	146,650

Client advances	3,271	2,602
Deferred income taxes	8,563	8,518
Capital lease obligations and notes payable	4,856	5,634
2.25% Convertible senior notes payable	143,750	143,750
Other non-current liabilities	17,147	15,590
Minority interest in joint venture	4,047	2,722
Commitments and contingencies

Temporary equity:
Sale of unregistered common stock, subject to rescission	2,169	2,058

Stockholders' equity:
Preferred stock. $0.10 par value, 5,000 shares authorized, none issued	—	—
Common stock, $0.001 par value, 40,000 shares authorized, 19,385 shares and 19,017 shares issued and outstanding as of June 30, 2008 and December 31, 2007, respectively	19	19
Additional paid-in capital	253,436	244,017
Retained earnings	14,701	22,616
Accumulated other comprehensive income	23,126	20,659
Total stockholders' equity	$291,282	$287,311
Total liabilities and stockholders' equity	$590,868	$614,835

PHARMANET DEVELOPMENT GROUP, INC. AND SUBSIDIARIES

Consolidated Statement of Cash Flows - Unaudited

For the Six Months Ended June 30, 2008 and 2007

In thousands

	Six Months Ended June 30,
	2008	2007
Cash flows from operating activities:
Net (loss) earnings	$(7,916)	$2,112
Earnings from discontinued operations	—	(722)
Adjustments to reconcile net (loss) earnings to net cash (used in) provided by operating activities:
Depreciation and amortization	8,991	7,204
Amortization and write-off of deferred debt issuance costs	842	789
Provision for settlement of litigation	—	8,900
Loss on disposal of property and equipment	190	147
Minority interest	1,096	201
Provision for doubtful accounts	640	—
Share-based compensation expense	3,157	2,282
Changes in assets and liabilities:
Accounts receivable	(3,675)	(19,520)
Income taxes receivable	283	(998)
Prepaid expenses and other current assets	(4,571)	(4,477)
Other assets	(90)	(591)
Accounts payable	(8,010)	1,453
Accrued liabilities	(14,214)	3,529
Income taxes payable	216	—
Other current liabilities	(135)	—
Client advances	(7,173)	8,061
Deferred income taxes	(162)	(687)
Other long-term liabilities	1,852	884
Total adjustments	(20,763)	7,177
Net cash (used in) provided by operating activities - continuing operations	(28,679)	8,567
Net cash provided by operating activities - discontinued operations	—	62
Net cash (used in) provided by operating activities	(28,679)	8,629
Cash flows from investing activities:
Purchase of property and equipment	(4,103)	(7,490)
Proceeds from the disposal of property and equipment	—	24
Purchase of intangible assets	(105)	—
Net change in investment in marketable securities	2,650	2,084
Net cash used in investing activities - continuing operations	(1,558)	(5,382)
Net cash provided by investing activities - discontinued operations	—	1,182
Net cash used in investing activities	(1,558)	(4,200)
Cash flows from financing activities:
Borrowings on lines of credit	—	5,000
Payments on lines of credit	—	(14,400)
Payments on capital lease obligations and notes payable	(1,609)	(1,533)
Net proceeds from stock issued under option plans, ESPP and restricted stock awards	1,259	3,379
Proceeds from sale of unregistered common stock, subject to rescission	1,114	—
Net cash provided by (used in) financing activities	764	(7,554)
Net effect of exchange rate changes on cash and cash equivalents	3,456	1,437
Net decrease in cash and cash equivalents	(26,017)	(1,688)
Cash and cash equivalents at beginning of period	77,548	45,331
Cash and cash equivalents at end of period	$51,531	$43,643

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